Exhibit 99.1

SPX REPORTS THIRD QUARTER 2013 RESULTS

Diluted Earnings Per Share of $1.40

Segment Income Margins Expanded 70 points to 11.3%

CHARLOTTE, NC — October 30, 2013 — SPX Corporation (NYSE:SPW) today reported results for the third quarter ended September 28, 2013:

Third Quarter Overview:

•                  Revenues declined 2.6% to $1.15 billion from $1.18 billion in the year-ago quarter.  Organic revenues* decreased 2.1% and currency fluctuations decreased revenues by 0.5%.

•                  Segment income and margins were $129.5 million and 11.3%, compared to $124.2 million and 10.6% in the year-ago quarter.

•                  Diluted net income per share was $1.40, compared to $1.16 in the year-ago quarter.

•                  Diluted net income per share from continuing operations was $1.28, compared to $0.92 in the year-ago quarter.

•                  Diluted net income per share from discontinued operations was $0.12 and related to certain businesses first reported as discontinued operations in Q3 2013.

•                  Net cash from continuing operations was $148.8 million, compared to net cash from continuing operations of $37.8 million in the year-ago quarter.

•                  Free cash flow from continuing operations* was $140.8 million, compared to free cash flow from continuing operations of $17.2 million in the year-ago quarter.

“Our primary focus this year is on operational improvement, and I’m pleased with the continued progress we made towards this commitment in the third quarter,” said Chris Kearney, Chairman, President and Chief Executive Officer of SPX.

“Q3 diluted earnings per share of $1.40 exceeded our guidance range of $1.20 to $1.30 per share.  This included $0.12 per share of earnings from certain non-Flow businesses that we first reported as discontinued operations in the third quarter.  We have committed to a plan to divest these businesses within the next twelve months.  Divestitures of non-Flow businesses continue to be a key part of our strategy as we continue to increase our focus on our Flow Technology platforms.”

Kearney continued, “Q3 earnings per share from continuing operations increased 39 percent over the prior year driven by our capital allocation and cost reduction actions, as well as improved operating execution.  In aggregate, our segment income margins expanded 70 points over the prior year, highlighted by improved performance at our Industrial and Flow segments.”

“We had a strong free cash flow quarter and are on track to end the year with approximately $625 million of cash on hand.  Additionally, our backlog increased 3% sequentially, driven by a record order quarter for our Flow Technology segment, highlighted by an increase in large project awards for food and beverage systems and oil and gas pumps.”

CONTINUING OPERATIONS OVERVIEW

Flow Technology

Revenues for the third quarter of 2013 were $651.6 million compared to $648.6 million in the third quarter of 2012, an increase of $3.0 million, or 0.5%.  Organic revenues* increased 0.3%, while currency fluctuations increased revenues by 0.2%.  The organic revenue growth was driven by increased sales of oil and gas valves and pumps into North America and Europe.   This growth was largely offset by lower sales of food and beverage systems, primarily due to timing of large dairy projects in Asia Pacific.

Segment income was $83.1 million, or 12.8% of revenues, in the third quarter of 2013 compared to $78.1 million, or 12.0% of revenues, in the third quarter of 2012. The increase in segment income and margin was due to cost reductions associated with restructuring actions and improved operating execution.

Thermal Equipment and Services

Revenues for the third quarter of 2013 were $324.1 million compared to $375.5 million in the third quarter of 2012, a decrease of $51.4 million, or 13.7%.  Organic revenues* declined 11.8%, while currency fluctuations decreased revenues by 1.9%.  The organic revenue decline was primarily due to the expected ramp down of our large power projects in South Africa and timing of large retrofit projects.

Segment income was $21.7 million, or 6.7% of revenues, in the third quarter of 2013 compared to $29.1 million, or 7.7% of revenues, in the third quarter of 2012.  The decrease in segment income and margin was primarily due to the organic revenue decline described above, offset partially by improved execution and cost reductions from restructuring actions initiated in the first half of 2013.

Industrial Products and Services and Other

Revenues for the third quarter of 2013 were $170.1 million compared to $152.6 million in the third quarter of 2012, an increase of $17.5 million, or 11.5%.  Organic revenues* increased 11.3%, while currency fluctuations increased revenues by 0.2%.  The increase in organic revenue was driven primarily by increased sales of fare collection systems and power transformers.

Segment income was $24.7 million, or 14.5% of revenues, in the third quarter of 2013 compared to $17.0 million, or 11.1% of revenues, in the third quarter of 2012.  The increase in income and margin was due primarily to leverage on the organic revenue growth described above as well as improved operational execution at our power transformer business.

Updated Full Year 2013 Expectations from Continuing Operations

Note:  These targets now exclude businesses first reported as discontinued operations in Q3 2013

•                  Revenues are expected to decline 1% to 3% versus the prior year.

•                  Segment income margins are expected to increase between 60 and 80 basis points.

•                  Guidance for earnings per share from continuing operations was adjusted to exclude earnings from businesses discontinued in Q3 2013 and to also reflect a higher level of expected restructuring expense.  The updated guidance range for EPS from continuing operations is now $3.80 to $3.95 per share.

•                  The full year guidance for adjusted free cash flow from continuing operations* is now $250 to $280 million.

OTHER ITEMS

Discontinued Operations:   During the third quarter, the company committed to a plan to divest certain non-strategic businesses that were previously reported within Industrial Products and Services and Other.  These businesses were first reported as discontinued operations, for all periods presented, in Q3 2013.

Dividend:   On August 22, 2013, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share to shareholders of record on September 16, 2013, which was paid on October 2, 2013.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended September 28, 2013 with the Securities and Exchange Commission no later than November 7, 2013. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global Fortune 500 multi-industry manufacturing leader with approximately $5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure. Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity and processed foods and beverages, particularly in emerging markets. The company’s products include food processing systems for the food and beverage industry, critical flow components for oil and gas processing, power transformers for utility companies, and cooling systems for power plants. For more information, please visit www.spx.com.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contacts:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Revenues	$1,145.8	$1,176.7	$3,398.2	$3,465.0

Costs and expenses:
Cost of products sold	810.8	858.9	2,443.6	2,542.4
Selling, general and administrative	233.4	226.0	736.5	732.3
Intangible amortization	8.2	8.8	24.4	26.4
Impairment of intangible assets	—	—	2.0	—
Special charges, net	6.9	6.4	25.1	17.2
Operating income	86.5	76.6	166.6	146.7

Other income (expense), net	(4.1)	—	(4.2)	19.0
Interest expense	(27.1)	(28.7)	(83.4)	(85.0)
Interest income	2.6	1.6	6.2	4.5
Equity earnings in joint ventures	11.4	8.6	30.6	25.0
Income from continuing operations before income taxes	69.3	58.1	115.8	110.2
Income tax provision	(12.3)	(9.6)	(17.2)	(27.0)
Income from continuing operations	57.0	48.5	98.6	83.2

Income from discontinued operations, net of tax	4.9	12.4	10.2	39.6
Gain (loss) on disposition of discontinued operations, net of tax	0.2	(0.7)	(2.3)	(1.6)
Income from discontinued operations, net of tax	5.1	11.7	7.9	38.0

Net income	62.1	60.2	106.5	121.2

Net income (loss) attributable to noncontrolling interests	(0.8)	2.4	2.5	2.5

Net income attributable to SPX Corporation common shareholders	$62.9	$57.8	$104.0	$118.7

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$57.8	$46.1	$96.3	$80.5
Income from discontinued operations, net of tax	5.1	11.7	7.7	38.2
Net income	$62.9	$57.8	$104.0	$118.7

Basic income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$1.29	$0.92	$2.11	$1.60
Income from discontinued operations attributable to SPX Corporation common shareholders	0.12	0.24	0.17	0.77
Net income per share attributable to SPX Corporation common shareholders	$1.41	$1.16	$2.28	$2.37

Weighted-average number of common shares outstanding - basic	44.709	49.958	45.592	50.174

Diluted income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$1.28	$0.92	$2.09	$1.58
Income from discontinued operations attributable to SPX Corporation common shareholders	0.12	0.24	0.16	0.76
Net income per share attributable to SPX Corporation common shareholders	$1.40	$1.16	$2.25	$2.34

Weighted-average number of common shares outstanding - diluted	45.037	50.038	46.140	50.799

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	September 28,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and equivalents	$490.7	$984.1
Accounts receivable, net	1,200.2	1,311.8
Inventories, net	570.1	522.9
Other current assets	143.1	148.7
Deferred income taxes	74.7	92.4
Assets of discontinued operations	157.8	142.6
Total current assets	2,636.6	3,202.5
Property, plant and equipment:
Land	45.1	43.5
Buildings and leasehold improvements	384.6	389.7
Machinery and equipment	781.5	776.4
	1,211.2	1,209.6
Accumulated depreciation	(509.7)	(480.8)
Property, plant and equipment, net	701.5	728.8
Goodwill	1,511.9	1,509.8
Intangibles, net	927.2	955.3
Other assets	771.7	733.7
TOTAL ASSETS	$6,548.9	$7,130.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$482.3	$553.1
Accrued expenses	935.1	980.0
Income taxes payable	15.0	126.5
Short-term debt	29.7	33.4
Current maturities of long-term debt	98.4	8.7
Liabilities of discontinued operations	31.5	34.9
Total current liabilities	1,592.0	1,736.6

Long-term debt	1,558.7	1,649.9
Deferred and other income taxes	323.7	251.1
Other long-term liabilities	933.0	1,212.5
Total long-term liabilities	2,815.4	3,113.5

Equity:
SPX Corporation shareholders’ equity:
Common stock	1,003.9	998.9
Paid-in capital	1,567.7	1,553.7
Retained earnings	2,766.3	2,696.6
Accumulated other comprehensive loss	(213.0)	(228.9)
Common stock in treasury	(2,997.5)	(2,751.6)
Total SPX Corporation shareholders’ equity	2,127.4	2,268.7
Noncontrolling interests	14.1	11.3
Total equity	2,141.5	2,280.0
TOTAL LIABILITIES AND EQUITY	$6,548.9	$7,130.1

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Cash flows from (used in) operating activities:
Net income	$62.1	$60.2	$106.5	$121.2
Less: Income from discontinued operations, net of tax	5.1	11.7	7.9	38.0
Income from continuing operations	57.0	48.5	98.6	83.2
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	6.9	6.4	25.1	17.2
Impairment of intangible assets	—	—	2.0	—
Gain on sale of a business	—	—	—	(20.5)
Deferred and other income taxes	8.5	5.3	89.3	5.4
Depreciation and amortization	29.7	26.8	84.5	81.7
Pension and other employee benefits	10.4	15.0	32.2	43.7
Stock-based compensation	3.7	5.6	29.3	33.9
Other, net	0.5	4.8	4.2	10.7
Changes in operating assets and liabilities, net of effects from acquisition and divestitures:
Accounts receivable and other assets	83.8	(33.6)	78.1	(192.4)
Inventories	26.4	(9.8)	(58.5)	(22.4)
Accounts payable, accrued expenses and other	(67.8)	(26.6)	(263.8)	(175.1)
Discretionary pension contribution	—	—	(250.0)	—
Cash spending on restructuring actions	(10.3)	(4.6)	(21.1)	(15.3)
Net cash from (used in) continuing operations	148.8	37.8	(150.1)	(149.9)
Net cash from (used in) discontinued operations	3.8	30.1	(7.4)	(3.3)
Net cash from (used in) operating activities	152.6	67.9	(157.5)	(153.2)

Cash flow from (used in) investing activities:
Proceeds from asset sales and other, net	11.1	1.5	9.8	10.0
(Increase) decrease in restricted cash	(0.1)	0.1	(0.1)	1.9
Business acquisition, net of cash acquired	—	—	—	(30.5)
Capital expenditures	(8.0)	(20.6)	(42.5)	(56.2)
Net cash from (used in) continued operations	3.0	(19.0)	(32.8)	(74.8)
Net cash from (used in) discontinued operations	7.5	(2.8)	1.5	(6.1)
Net cash from (used in) investing activities	10.5	(21.8)	(31.3)	(80.9)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	300.0	287.0	886.0
Repayments under senior credit facilities	—	(314.0)	(287.0)	(781.9)
Borrowings under trade receivables agreement	—	29.3	35.0	127.3
Repayments under trade receivables agreement	—	(22.0)	(35.0)	(81.3)
Net repayments under other financing arrangements	(6.3)	(8.7)	(9.7)	(4.8)
Purchases of common stock	—	—	(249.0)	(75.0)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(2.0)	0.5	(16.5)	5.1
Financing fees paid	—	—	—	(0.2)
Change in noncontrolling interest in subsidiary	1.9	—	1.9	—
Dividends paid	(11.3)	(13.2)	(23.5)	(38.5)
Net cash from (used in) continuing operations	(17.7)	(28.1)	(296.8)	36.7
Net cash from discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(17.7)	(28.1)	(296.8)	36.7
Change in cash and equivalents due to changes in foreign currency exchange rates	(7.6)	0.8	(7.8)	(7.3)
Net change in cash and equivalents	137.8	18.8	(493.4)	(204.7)
Consolidated cash and equivalents, beginning of period	352.9	327.5	984.1	551.0
Consolidated cash and equivalents, end of period	$490.7	$346.3	$490.7	$346.3

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENTS

(Unaudited; in millions)

	Three months ended			Nine months ended
	September 28, 2013	September 29, 2012%		September 28, 2013	September 29, 2012%
Flow Technology reportable segment

Revenues	$651.6	$648.6	0.5%	$1,918.0	$1,954.0	-1.8%
Gross profit	211.4	197.8		595.1	581.7
Selling, general and administrative expense	121.6	112.3		370.1	365.5
Intangible amortization expense	6.7	7.4		19.9	21.9
Income	$83.1	$78.1	6.4%	$205.1	$194.3	5.6%
as a percent of revenues	12.8%	12.0%		10.7%	9.9%

Thermal Equipment and Services reportable segment

Revenues	$324.1	$375.5	-13.7%	$979.5	$1,044.2	-6.2%
Gross profit	71.4	78.7		205.1	208.3
Selling, general and administrative expense	48.5	48.3		151.7	148.5
Intangible amortization expense	1.2	1.3		3.8	4.0
Income	$21.7	$29.1	-25.4%	$49.6	$55.8	-11.1%
as a percent of revenues	6.7%	7.7%		5.1%	5.3%

Industrial Products and Services and Other

Revenues	$170.1	$152.6	11.5%	$500.7	$466.8	7.3%
Gross profit	53.5	44.2		158.2	140.7
Selling, general and administrative expense	28.5	27.1		88.4	84.3
Intangible amortization expense	0.3	0.1		0.7	0.5
Income	$24.7	$17.0	45.3%	$69.1	$55.9	23.6%
as a percent of revenues	14.5%	11.1%		13.8%	12.0%

Total income for reportable and other operating segments	$129.5	$124.2		$323.8	$306.0
Corporate expenses	26.2	24.9		82.2	79.3
Pension and postretirement expense	6.2	10.7		18.6	28.9
Stock-based compensation expense	3.7	5.6		29.3	33.9
Impairment of intangible assets	—	—		2.0	—
Special charges, net	6.9	6.4		25.1	17.2
Consolidated Operating Income	$86.5	$76.6	12.9%	$166.6	$146.7	13.6%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended September 28, 2013
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology reportable segment	0.5%	—%	0.2%	0.3%

Thermal Equipment and Services reportable segment	(13.7)%	—%	(1.9)%	(11.8)%

Industrial Products and Services and Other	11.5%	—%	0.2%	11.3%

Consolidated	(2.6)%	—%	(0.5)%	(2.1)%

	Nine months ended September 28, 2013
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology reportable segment	(1.8)%	0.2%	(0.3)%	(1.7)%

Thermal Equipment and Services reportable segment	(6.2)%	—%	(2.7)%	(3.5)%

Industrial Products and Services and Other	7.3%	—%	(0.1)%	7.4%

Consolidated	(1.9)%	0.1%	(1.0)%	(1.0)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended
	September 28, 2013	September 29, 2012

Net cash from continuing operations	$148.8	$37.8

Capital expenditures - continuing operations	(8.0)	(20.6)

Free cash flow from continuing operations	$140.8	$17.2

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED FREE CASH FLOW GUIDANCE RECONCILIATION

(Unaudited; in millions)

	2013E Current Guidance Range

Net cash from continuing operations	$45.0	$75.0

Taxes payable on the gain from the sale of Service Solutions	115.0	115.0
Discretionary pension contribution, net of $90.0 tax benefit	160.0	160.0

Adjusted net cash from continuing operations	320.0	350.0

Capital expenditures - continuing operations	(70.0)	(70.0)

Adjusted free cash flow from continuing operations	$250.0	$280.0

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Nine months ended
September 28, 2013

Beginning cash and equivalents	$984.1

Cash used in continuing operations	(150.1)
Capital expenditures	(42.5)
Increase in restricted cash	(0.1)
Proceeds from asset sales and other	9.8
Borrowings under senior credit facilities	287.0
Repayments under senior credit facilities	(287.0)
Net repayments under other financing arrangements	(9.7)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(16.5)
Purchases of common stock	(249.0)
Dividends paid	(23.5)
Cash used in discontinued operations	(5.9)
Change in noncontrolling interest in subsidiary	1.9
Change in cash and equivalents due to changes in foreign currency exchange rates	(7.8)

Ending cash and equivalents	$490.7

	Debt at				Debt at
	December 31, 2012	Borrowings	Repayments	Other	September 28, 2013

Domestic revolving loan facility	$—	$287.0	$(287.0)	$—	$—
Term loan	475.0	—	—	—	475.0
6.875% senior notes	600.0	—	—	—	600.0
7.625% senior notes	500.0	—	—	—	500.0
Trade receivables financing arrangement	—	35.0	(35.0)	—	—
Other indebtedness	117.0	3.0	(12.7)	4.5	111.8
Totals	$1,692.0	$325.0	$(334.7)	$4.5	$1,686.8